UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): December 19, 2005
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5— Corporate Governance

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective December 19, 2005, J. Michael Morgan has resigned as our Chief Financial Officer and Edward D. Moise has been appointed to that position. Since September 2005, Mr. Moise, age 41, has been a Managing Partner of Alpina Capital, a private investment banking firm providing a comprehensive array of financial advisory services to small and middle-market telecommunications and media companies. From 1999 to 2001, Mr. Moise served as a Senior Manager and from 2001 to 2005 he served as Treasurer for US Unwired Inc., a publicly-held, wireless company, where he was responsible for debt and cash management, business development, investor relations, risk management, purchasing and office services functions. He is a founder of and from 1995 to 1999 served as Chief Financial Officer of TrueView Marketing Support Systems, an award winning media company that published the first CD-ROM based real estate magazine in the United States. From 1992 to 1995 he served as a Senior Financial Analyst for Freeport-McMoRan, Inc., large, publicly-held natural resources company.
     Mr. Moise holds a Master of Business Administration from the University of Michigan and a Bachelor of Science, major in Mathematical Economics, and Bachelor of Arts, major in English, from Tulane University.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 23, 2005.

TRINSIC, INC.
BY:	/s/ Horace J. Davis, III
	Name:	Horace J. Davis, III
	Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.